Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Pam Sullivan	Karen Vahouny
Phase Forward	Qorvis Communications

781-902-4502

703-744-7809

pam.sullivan@phaseforward.com

kvahouny@qorvis.com

PHASE FORWARD REPORTS SECOND QUARTER RESULTS

Achieves 17% Revenue Growth and EPS of $0.05 Versus a Loss in the Prior Year

Waltham, MA – July 25, 2005 – Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the quarter ended June 30, 2005.

Revenues for the 2005 second quarter increased 17% to $20.7 million, from $17.7 million for the same quarter of 2004.  On a GAAP basis, income from operations was $2.0 million in the 2005 second quarter versus $946,000 for the prior year’s comparable quarter.  On a non-GAAP basis, income from operations for the second quarter of 2005 grew 49% to $2.1 million versus $1.4 million for the second quarter of 2004.  The attached table presents a reconciliation of GAAP to non-GAAP income from operations for the second quarter of both years.

The GAAP net income applicable to common stockholders for the second quarter of 2005 was $1.8 million, or $0.05 per share, on a diluted basis, compared to a GAAP net loss applicable to common stockholders of $6.2 million, or a loss of $1.70 per share, for the second quarter of the previous year.  The net loss for the second quarter of 2004 included a charge of $6.6 million associated with the accretion and dividend on preferred stock.  All preferred stock automatically converted into shares of common stock following the completion of the company’s initial public offering in July 2004.

Bob Weiler, chief executive officer and president, remarked, “In the second quarter, Phase Forward successfully executed on all of our strategic priorities.  We continued to build our market leadership in electronic data capture, serving customers across a range of types, sizes and geographic locations, with a mix of existing and new customers such as Acuity and Veristat.”

“Our commitment to integrated solutions was demonstrated by our announcement of plans to combine our solution suite for clinical and safety data management with SAS® Drug Development, a clinical trials data integration and analysis solution.  By integrating our solutions, we expect customers to benefit from a significant reduction in cost and effort compared to the typical way of exchanging data between systems,” Weiler concluded.

In June, the Company announced the appointment of Eve E. Slater, M.D., former Merck Research Laboratories executive and Assistant Secretary for Health, U.S. Department of Health and Human Services, to the company’s Board of Directors.  The appointment further underscores Phase Forward’s commitment to develop and maintain a distinguished Board of Directors, supporting its strategy of helping pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely.

For the first six months of 2005, total revenues rose 19% to $41.3 million compared to $34.7 million for the same period last year.  On a GAAP basis, income from operations was $3.9 million for the first six months of 2005 versus $1.8 million for the prior year’s comparable period.  On a non-GAAP basis, income from operations for the first six months of 2005 was $4.2 million, versus $2.7 million for the same period of 2004.  The attached table presents a reconciliation of GAAP to non-GAAP income from operations for the first six months of 2005 and 2004.

The GAAP net income applicable to common stockholders for the first six months of 2005 was $3.3 million, or $0.09 per share, on a diluted basis, compared to a GAAP net loss applicable to common stockholders of $7.7 million, or $2.15 per share, for the first half of the previous year.

2005 Second Quarter Highlights

Business Highlights

•                  SAS and Phase Forward entered into a strategic alliance for the planned integration of Phase Forward’s solution suite for clinical and safety management with SAS Drug Development.  The joint offering is designed to streamline work processes for an enterprise level implementation across the breadth of the drug development continuum and ultimately reduce study lifecycle costs and speed time to market.

•                  Phase Forward’s new InForm™ Integrated Trial Management (ITM) solution, just released during the second quarter, was selected Best of Show by BIO-IT World as part of this year’s Bio-IT World Conference + Expo in May.

•                  Agreements were signed with both new and existing customers across all of Phase Forward’s products, encompassing companies of all sizes including arrangements with Millennium, Boston Scientific, Otsuka, Acuity, Veristat, and Asklep, among others.

•                  The company expanded its standard-setting position, exceeding 850 trials and 75,000 users at over 25,000 sites in more than 100 countries.

Financial Highlights

•                  Quarterly revenues and operating income increased on both a sequential basis and year-over-year basis.

•                  Gross margin for the second quarter of 2005 increased to $12.6 million, or 61% of revenues, from $10.4 million, or 59% of revenues, for the corresponding period of 2004.

•                  The company reported earnings per share for the second quarter of 2005 of $0.05 per share, on a diluted basis, compared to a loss per share of $1.70 for the second quarter of 2004.

•                  Cash, cash equivalents and short-term investment balances totaled $65.3 million on June 30, 2005, compared to $58.2 million on December 31, 2004.

Financial Outlook

The following statements are based on current expectations and the company does not undertake any duty to update them.  These statements are forward-looking and inherently uncertain.

Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the third quarter of 2005, the company expects revenues to be between $21.6 and $22.2 million, with approximately 90% anticipated to be recognized from backlog.  The company expects gross margin to be between 60% and 62% and operating expenses as a percent of revenues to be between 48% and 50%.  Non-GAAP operating income is expected to be between $2.2 million and $2.6 million, with diluted GAAP earnings per share expected to be between $0.06 and $0.07.

The company plans to host its investor conference call today at 5:00 pm ET to discuss its financial results for the second quarter ended June 30, 2005 and its outlook for the third quarter of 2005.  The investor conference call will be available via live web cast on Phase Forward’s web site at www.phasefoward.com under the tab “Investors.”  To participate by telephone, the domestic dial-in number is 800-573-4754 and the international dial-in is 617-224-4325.  The access code is 89517423.  Investors are advised to dial in at least five minutes prior to the call to register.  The web cast will be archived from 7:00 p.m. ET on Monday, July 25, until 7:00 p.m. ET on Wednesday, August 31, 2005.

About Phase Forward
Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company helps pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely. Phase Forward offers proven solutions in electronic data capture (EDC), clinical data management (CDM), and adverse event reporting (AER). Phase Forward products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 220 organizations worldwide including: AstraZeneca, Biogen Idec, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, GlaxoSmithKline, Guidant, Procter & Gamble, Quintiles, Sanofi-Aventis, Schering-Plough Research Institute, and Serono. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations data as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries

Table of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005

GAAP income from operations	$946	$1,978	$1,821	$3,936

Stock based expenses	473	133	919	357
Restructuring	—	—	—	(92)
Non-GAAP income from operations	$1,419	$2,111	$2,740	$4,201

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005

Revenues:
License	$6,357	$8,632	$12,523	$17,451
Service	11,336	12,066	22,132	23,809

Total revenues	17,693	20,698	34,655	41,260
Costs of revenues:
License	448	589	870	1,037
Service(1)	6,842	7,464	13,623	14,676

Total cost of revenues	7,290	8,053	14,493	15,713
Gross margin:
License	5,909	8,043	11,653	16,414
Service	4,494	4,602	8,509	9,133

Total gross margin	10,403	12,645	20,162	25,547

Operating expenses:
Sales and marketing(1)	3,536	3,960	6,841	7,911
Research and development(1)	3,018	3,489	5,954	6,770
General and administrative(1)	2,903	3,218	5,546	7,022
Restructuring	—	—	—	(92)

Total operating expenses	9,457	10,667	18,341	21,611

Income from operations	946	1,978	1,821	3,936
Other income (expense):
Interest income	67	439	172	787
Interest expense	(128)	—	(210)	(144)
Other, net	87	(11)	71	(141)
Total other income	26	428	33	502

Income before provision for income taxes	972	2,406	1,854	4,438
Provision for income taxes	542	568	1,041	1,132

Net income	430	1,838	813	3,306
Accretion of preferred stock and dividend declared	6,618	—	8,536	—
Net income (loss) applicable to common stockholders	$(6,188)	$1,838	$(7,723)	$3,306

Net income (loss) per share applicable to common stockholders:
Basic	$(1.70)	$0.05	$(2.15)	$0.10

Diluted	$(1.70)	$0.05	$(2.15)	$0.09

Weighted average number of common shares used in net income (loss) per share calculations:
Basic	3,646	32,869	3,598	32,663

Diluted	3,646	34,639	3,598	34,588

(1) Amounts include stock based expenses, as follows:
Costs of service revenues	$24	$12	$50	$37
Sales and marketing	40	12	79	(4)
Research and development	83	40	179	95
General and administrative	326	69	611	229

Total stock based expenses	$473	$133	$919	$357

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	June 30,
	2004	2005

Assets
Current assets:
Cash and cash equivalents	$53,485	$56,455
Short-term investments	4,735	8,816
Accounts receivable, net of allowance of $391 and $289 in 2004 and 2005, respectively	19,682	15,956
Deferred set up costs, current portion	783	1,089
Prepaid commissions and royalties, current portion	3,035	3,718
Prepaid expenses and other current assets	2,335	2,434

Total current assets	84,055	88,468

Property and equipment, net	5,717	5,603
Deferred set up costs, net of current portion	665	687
Prepaid commissions and royalties, net of current portion	2,756	2,596
Goodwill	21,817	21,047
Other assets	240	186

Total assets	$115,250	$118,587

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of notes payable	$2,558	$—
Accounts payable	1,619	1,258
Accrued expenses	11,658	10,717
Restructuring accrual	344	—
Deferred revenue, current portion	35,350	38,716
Deferred rent, current portion	142	332

Total current liabilities	51,671	51,023

Notes payable, net of current portion	1,849	—
Deferred revenue, net of current portion	1,002	1,456
Deferred rent, net of current portion	1,481	1,387

Total liabilities	56,003	53,866

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $.01 par value:
Authorized—100,000
Issued—32,399 and 33,109 shares in 2004 and 2005, respectively	324	331
Additional paid-in capital	165,462	167,394
Subscription receivable	(127)	—
Deferred stock-based compensation	(1,755)	(1,119)
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive loss	(160)	(694)
Accumulated deficit	(104,386)	(101,080)

Total stockholders’ equity	59,247	64,721

Total liabilities and stockholders’ equity	$115,250	$118,587

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2004	2005

Operating activities
Net income	$813	$3,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,492	1,571
Stock-based compensation	919	357
Loss on disposal of fixed assets	—	12
Foreign currency exchange (gain) loss	(38)	147
Provision for allowance for doubtful accounts	65	(35)
Non-cash income tax expense	1,022	769
Amortization of premiums or discounts on short-term investments	—	(26)
Changes in assets and liabilities:
Accounts receivable	7,495	3,370
Deferred costs	(1,310)	(945)
Prepaid expenses and other current assets	(474)	(226)
Accounts payable	229	(352)
Accrued expenses	(1,465)	(1,052)
Deferred revenue	(2,647)	4,030
Deferred rent	664	105

Net cash provided by operating activities	6,765	11,031

Investing activities
Proceeds from maturities of short-term investments	—	2,525
Purchase of short-term investments	—	(6,549)
Purchase of property and equipment	(1,240)	(1,532)
Decrease in restricted cash, net	1,611	—
(Increase) decrease in other assets	(13)	9

Net cash provided by (used in) investing activities	358	(5,547)

Financing activities
Proceeds from issuance of notes payable and borrowings under lines of credit	1,932	—
Payments on lines of credit and notes payable	(1,266)	(4,407)
Stock issuance costs	(1,075)	—
Proceeds from issuance of common stock	90	2,218
Proceeds from repayment of subscriptions receivable	514	127

Net cash provided by (used in) financing activities	195	(2,062)

Effect of exchange rate changes on cash and cash equivalents	6	(452)

Net change in cash and cash equivalents	7,324	2,970
Cash and cash equivalents at beginning of period	19,046	53,485

Cash and cash equivalents at end of period	$26,370	$56,455

Non-cash financing activities
Accretion of Series B, C, and D redeemable convertible preferred stock to redemption value	$3,836	$—

Declaration of special dividend	$4,700	$—